UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	October 3, 2006
(Date of earliest event reported):	October 2, 2006

Commission File No. 0-20709

D&E COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2837108
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
124 East Main Street P.O. Box 458 Ephrata, PA 17522-0458	17522
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-733-4101

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 - Other Events

On October 2, 2006, D&E Communications, Inc. (“D&E”), announced the consummation of the sale of the assets of its commercial voice equipment and service operations in its Systems Integration segment, which D&E refers to as its "Voice Systems Business", to eCommunications Systems Corporation (“eComm”).  The parties previously announced execution of a definitive agreement relating to the transaction on September 13, 2006.

The Voice Systems Business generally consists of D&E's voice telephone equipment business, but does not include the data, professional and managed services operations of D&E's Systems Integration segment. The purchase price was $2,750,000 and included $250,000 in cash payable on the closing date and the receipt of a $2,500,000 secured promissory note issued by eComm. D&E also received a 10% equity ownership interest in eComm.

Item 9.01 - Financial Statements and Exhibits

          (c) Exhibits

               Exhibit No.               Description

                 99.1                         Press Released dated October 2, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 3, 2006	D&E COMMUNICATIONS, INC. By: /s/ W. Garth Sprecher W. Garth Sprecher Senior Vice President and Secretary

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